Exhibit 10.1

Trust Loan Contract

Between

China Minsheng Trust Co., Ltd.

And

Wuhan Kingold Jewelry Co., Ltd.

Contract No.: [2016-MSDY-47-2]

2016

Trust Loan Contract

Lender (Party A): China Minsheng Trust Co., Ltd.

Address: 19/F, Tower C, Minsheng Financial Center, No. 28, Jianguo Mennei Road, Dongcheng District, Beijing

Zip Code: 100005

Legal Representative: Zhiqiang Lu

Fax Number: 010-85259080

Phone Number: 010-85259071

Borrower (Party B): Wuhan Kingold Jewelry Co., Ltd.

Address: Te 15, Huangpu Science & Technology Garden, Jiangan District

Zip Code: 430023

Legal representative: Zhihong Jia

Fax Number: 027-65694977

Phone Number: 027-65694977

Whereas:

1. Party A is a duly incorporated trust company with good standing, and Party B is a duly incorporated limited liability company with good standing.

2. According to [2016-MSJH-60-1] China Mingshen Trust – Zhixin No. 173 Kingold Jewelry Loan Assembled Fund Trust Plan Trust Contract (“Trust Contract” or “Trust Document”), Party A sets up China Mingshen Trust – Zhixin No. 173 Kingold Jewelry Loan Assembled Fund Trust Plan (“Trust Plan”) and agrees the trust fund is used to issue loans to Party B.

3. According to the Trust Document, Party A plans to sign this Contract with Party B and issue a trust loan to Party B.

The Contract is made in line with relevant laws and regulations to specify the rights and obligations of both parties after reaching consensus through consultation.

Article 1 Definitions

1. In the Contract (as defined below), save where the context or text otherwise requires, the following words and expressions shall have the same meanings in the Trust Document:

1.1 Contract: the Contract [2016-MSDY-47-2] Trust Loan Contract between China Minsheng Trust Co., Ltd. and Wuhan Kingold Jewelry Co., Ltd. and any other effective revisions and annexes.

1.2 Issuance Date of Loan: for each allocation of trust loan, the date of issued loan by Party A to Party B, specified on the certificate of indebtedness of loan regarding that allocation. If the first Issuance Date of Loan is inconsistent with the date of establishment of the Trust Plan, or if any following Issuance Date of Loan is inconsistent with the date of successful funding of the fund corresponding to this loan, the date of when the Trust Plan begins effective or the corresponding following date of actual usage of each fund allocation is the Issuance Date of Loan.

1.3 Expiration Date of Loan: for each allocation of the trust loan, the expected expiration date of each trust loan, or the date of advanced expiration of loan of each trust loan, or the date when the extending period of this loan ends.

1.4 Interest Settlement Date: March 15, June 15, September 15, December 15 of each natural year and each Expiration Date of Loan. The Interest Settlement Date cannot be extended.

1.5 Interest Payment Date: each Interest Settlement Date. If Interest Payment Date is not a business day, then it will be the next business day.

1.6 Month: for each allocation of trust loan, the period from the Issuance Date of Loan or corresponding date of the Issuance Date of Loan (including that date; if there is no corresponding date of that month, then to be the last date of that month) to the corresponding date of the Issuance Date of Loan of next month (excluding that date; if there is no corresponding date of that month, then to be the last date of that month) is a loan Month for that allocation. The specific starting date and ending date should be the dates on the certificate of indebtedness of that allocation.

1.7 Year: for each allocation of the trust loan, the 12 Month period since the Date of Loan is a loan Year for that allocation.

1.8 Pledgor: Wuhan Kingold Jewelry Co., Ltd.

1.9 Gold Pledge Agreement: Gold Pledge Agreement between China Minsheng Trust Co., Ltd. and Wuhan Kingold Jewelry Co., Ltd. signed by Party A and Pledgor [2016-MSJH-60-3].

1.10 Authorized Subscription Contract of Trust Industry Security Fund: Authorized Subscription Contract of Trust Industry Security Fund [2016-MSJH-60-4] signed by Party A and Party B.

1.11 Yuan: refers to the monetary unit of China, the Reminbi or RMB.

1.12 China: Refers to the People’s Republic of China excluding Hong Kong, Macau and Taiwan.

Article 2 Amount of Loan

The amount of loan under the Contract is Two Hundred Million Yuan, or RMB 200,000,000.00, in multiple allocations. The specific amount of each allocation of loan shall follow the amount specified on the certificate of indebtedness of loan.

Article 3 Purpose of Loan and Supervision

3.1 Party B shall use the loan for supplementary liquidity needs.

Party B is not allowed to change the purpose of loan without prior written consent of Party A. Party B is not allowed to use the loan for fixed investment in assets and stock rights etc., securities market investment, land storage, and real estate development, projects prohibited by any law, regulation, regulatory provision and national policy.

3.2 The trustor under the trust or a third party designated by it supervises if Party uses the money according to this Contract, and checks if

Article 4 Life of Loan

4.1 The loan under this Contract is issued in allocations. The life of loan of each allocation of loan is 24 Months, calculated since its respective Issuance Date of Loan.

4.2 Based on conditions prescribed in the Contract, Party A shall have the right to announce that the loan or partial of the loan is due in advance.

Article 5 Interest Rate, Interest Calculation, Settlement of Interest, Payment of Interest and Penalty Interest

5.1 Interest Rate

The annual interest rate of loan under the Contract is 10.85%.

5.2 Interest Calculation

Interest of each loan under the Contract will calculated respectively starting from the Issuance Date of Loan. The interest of each loan is calculated by day, with daily interest rate= monthly interest rate/30= yearly interest rate/360. For each loan, amount of loan interest due every day = amount of loan balance on that date x [10.85]%/360.

5.3 Interest Settlement

Interest on the loan under this Contract is calculated by using the Interest Settlement Date corresponding to each loan. The period is from loan issuance date (inclusive) or the last Interest Settlement Date (inclusive) to this Interest Settlement Date (exclusive). The last interest settlement date of each loan under this Contract is the Expiration Date of Loan. The principal should be paid off along with its interest.

5.4 Interest Payment

Party B shall make full interest payment to Party A for each loan on each Interest Payment Date. If the loan is issued by allocations, each allocation is calculated in following way and the interest is paid accordingly.

Interest that Party B should pay includes the sum of the front end interest and term interest. Front end interest should be paid in a lump sum on the first Interest Payment Date after the issuance of the loan. Front end interest shall be paid by Party B = Current loan balance * [1]%. Term interest shall be paid seasonally: interest shall be paid by Party B on every Interest Payment Date within first year after the issuance of the loan= Σ the loan balance every day from the Issuance Date of Loan (inclusive) or last interest settlement date (inclusive) to the interest settlement date (exclusive)* [9.85]%/ 360; : interest shall be paid by Party B on every Interest Payment Date within second year after the issuance of the loan= Σ the loan balance every day from the Issuance Date of Loan (inclusive) or last interest settlement date (inclusive) to the interest settlement date (exclusive)* [10.85]%/ 360

5.5 Penalty Interest

(1) If Party B changes the purpose of loan, Party B should pay additional 100% interest based on the original interest rate starting from the date of such change regarding the changed part.

(2) If Party B fails to make loan payments as scheduled, Party B shall pay additional 50% interest based on the original interest rate starting from the date of such failure. If Party B fails to make interest payment as scheduled, Party B shall pay compound interest according to the 50% penalty interest rate.

(3) Original interest rate refers to the applicable rate used prior to the Expiration Date of Loan (including accelerated maturity date or expiration date for extension).

(4) In case the payment is overdue AND the purpose of loan has been changed, Party B shall pay the higher interest rate according to above provisions.

Article 6 Issuance of Loan

6.1 Only after satisfying the following prerequisites, Party A is in duty bound to issue a loan to Party B.

 (1) To issue the first loan, the trust plan has been set; to issue each of following loans, the subscription of that trust unit is successful;

(2) According to currently effective laws, regulations, certificate of incorporations and other organizational documents, Party B, each Warrantor and others have provided all necessary legal documents and legally valid internal/external approval and authorization documents, and submit the list of persons with signature rights and the signature specimen of these persons;

(3) The Contract, Contract of Warranty, Fund Supervision Contract, Safekeeping Contract, Authorized Subscription Contract of Trust Industry Security Fund and other transaction documents have been signed and taken affect;

(4) Notarization of compulsory execution of the Contract and Gold Pledge Agreement has been transacted;

(5) Contract of Pledge has been signed and taken affect and the pledged gold has been stored in a safe in Xingye Bank Ltd, Wuhan Branch;

(6) Until the issuance date of the loan, all the statements and guarantees provided by Party B in Article 10 of this Contract are true, accurate and effective. Party B’s financial situation is basically similar with it when signs this Contract without any major adverse change;

(7) Until the issuance date of the loan, the issuance of the trust loan of Party A to Party B under the Contract does not violate all the laws and regulations;

(8) Party B’s business operation status (including but not limited to its financial status) does not have any substantial changes which cause any major adverse influence on the transaction under the Contrac;.

(9) Any laws, regulations, regulatory provisions, other regulatory documents or regulatory agencies do not limit or prohibit Party A to issue a loan to Party B as described in the Contract;

(10) Other requirements by Party A.

6.2 Within three days since all conditions under Article 6.1 are met (unless Party A waives any or more of them), Party A should transfer each loan to the following loan account opened by Party B.

Bank Name: Huaxia Bank, Wuhan Qiaokou Branch

Account Number: 11160000000449494

Account Name: Wuhan Kingold Jewelry Co., Ltd

Article 7 Repayment

7.1 Principal of Repayment

As for the loan under the Contract, Party B shall repay interest first and then principal. Party A is entitled to use the payment of Party B to first pay off all expenses which should be undertaken by Party B but are paid by Party A for Party B and expenses for Party A realizing creditor’s right.

If the payment of Party B is insufficient to pay off the payable amount of Party A (including but not limited to loan principal, interest, liquidated damages, compensation for damage, expense for achieving the creditor’s right and other expenses payable) under the Contract, Party A is entitled to decide the sequence of refunding principal, interest and other expenses.

7.2 Repayment of Principal and Interest

Party B shall pay the interest according to the Article 5.4 in the Contract on each Interest Payment Date. The last Interest Payment Date of every loan is the Expiration Date of Loan for such loan under the Contract and the principal should be paid along with the interest.

7.3 Prepayment

(1) After each allocation is issued for 12 months, Party B could request prepayment, but only after sending request in writing 30 days in advance to Party A and getting Party A’s approval.

(2) Interest rate under the Contract shall not change if Party B prepays.

(3) The interest of prepayment is calculated according to this Contract. If the life of the loan of that month is less than 30 days, the loan interest is calculated basing on 30 days. If the life of the loan is over 30 days (including), the loan interest is calculated basing on the actual usage dates.

(4) If Party B prepays, Party B shall make one lump-sum payment of principal along with interest.

7.4 Party B shall transfer the payment of principals and interests to the following account appointed by Party A:

Bank name: Shanghai Pudong Development Bank Beijing East Chang’an Branch

Account number: 91190153910001603

Account name: China Minsheng Trust Co., Ltd

Article 8 Warrant of Loan

8.1 All debts under the Contract (including but not limited to all principals, interests, default interests, compound interests, liquidated damages, compensation, all payments for creditor to realize the creditor’s rights and other payments that Party B shall pay) are guaranteed by the Pledgor in the following manners:

(1) Pledge: Party B provides pledge guarantee with its inventory of gold with standard not lower than Au9995. Under the presumption of principal pledge rate no higher than 70%, the gold amount that should be pledged is calculated basing on the Au9995 closing price of Shanghai Gold Exchange on the day prior to pledgor date. The details are specified in the Gold Pledge Agreement.

8.2 For the details about all warrant ways under Article 8., the Gold Pledge Agreement prevails.

Article 9 Rights, Obligations, Representations and Warranties of Party A

9.1 Rights of Party A

(1) Party A is entitled to require Party B to repay the principals, interests and expenses of the loan;

(2). Party A is entitled to require Party B to provide the most recent audited financial statements and all other relevant documents related to the loan under the Contract;

(3) Party A is entitled to understand the production and management, financial activity of Party B;

(4) Party A is entitled to report to the authorities if Party B evades Party A’s supervision, delays payment of loan principal and interest and conducts other actions of breach of Contract;

(5) Party A or its authorized third party is entitled to collect payments that are not fully paid or timely paid by Party B via various communication channels. The expenses resulted from such collection acts will be borne by Party B;

(6) Party A or its authorized third party is entitled to perform regular inspections on Party B’s purchase agreements to check the matching status of the actual purchase agreements and actual fund usage;

(7) If any situation happens as prescribed in Article 11 and Party A believes it may endanger creditor’s rights under the Contract, or Party B defaults under this Contract in any way, Party A is entitled to announce the loan is due in advance and require Party B to pay all due principals and interests of the loan;

(8) Party A’s other rights entitled by law, regulations and the Contract.

9.2 Obligations of Party A

(1) Issue the loan on schedule based on the Contract, save the delay due to reason of Party B or other reasons not concerned about Party A;

(2) Keep the financial information and the commercial secrets about production and management provided by Party B in confidentiality, save the laws and regulations otherwise require, or disclose according to regulatory department and administrative supervision department or disclose to engaged third parties.

9.3 Representations and Warranties of Party A

Representations and Warranties of Party A are as follows:

(1) It is a registered trust company approved by China Banking Regulatory Commission and has the qualification to sign this Contract;

(2) It is its real intention to sign and perform the Contract. It has legally performed all necessary formalities for signing and performing the Contract. All the procedures to sign and fulfill the Contract have been legally performed and are legally effective.

(3) It issues trust loan to Party B under the Trust Contract and its execution and enforcement of this Contract does not violate any of its obligations under the Trust Contract.

Article 10 Rights and Obligations of Party B

10.1 Rights of Party B

(1) Entitled to get and use the loan according to the stipulated terms and loan usages of the Contract.

(2) Entitled to require Party A to keep the relevant financial information and commercial secrets about production and management provided by Party B in confidentiality, save where laws, regulations or this Contract otherwise require or necessary disclosure to principals and beneficiaries because Party A sets up the trust .

10.2 Obligations of Party B

(1) Get the loan according to stipulations of the Contract;

(2) Per Party A’s requests, provide materials quarterly to Party A about financial accounting and production and management (depending on specific situation of projects), including but not limited to the balance sheet, profit and loss statement, cash flow statement and financing situation (all the banks with its accounts, accounts, balance situation, etc.), usage situation of loan fund, etc., and takes responsibility of the authenticity, legality, completeness and validity of the foregoing provided documents;

(3) Use the loan for the purpose agreed in the Contract and do not forcibly occupy and misappropriate it or use it in any project that violates the laws and regulations;

(4) Actively cooperate and consciously accept the investigation and supervision of Party A or its engaged third party on its production and management, financial activity and loan utilization under the Contract;

(5) Pay off principals and interests of loan on schedule and pay other amounts due (if any) in accordance with the stipulations of the Contract;

(6) Bear related expenses under this Contract, including but not limited to insurance, evaluation, registration, safekeeping, appraisal, notarization and other matters;

(7) Party B and its investors are not allowed to secretly withdraw funds or transfer assets to evade debts to Party A;

(8) Before paying off the principals and interests, it shall not, without Party A’s consent, use the assets resulted from the loan to warrant for a third party;

(9) During the duration of the Contract, it shall not provide any warrant to a third party without Party A’s consent, shall not allocate its profits; repayment of loans of Party A’s shareholders shall not be done before the repayment of principal and interest of the loan under this Contract;

(10) Before any full or partial transfer of debt to a third party, it shall get prior written consent of Party A;

(11) During the duration of the Contract, if Party B alters its name, legal representative, address, business scope and registered capital, it should notify Party A in writing;

(12) During the duration of the Contract, in case Party B engages in contracting out business operation, lease, shareholding system transformation, joint venture, merger, acquisition, separation, increase and decrease of capital, alternation of stock rights, transfer of material assets or other acts of disposition which will impact the realization of Party A’s credit, Party B shall notify Party A in writing at least 30 days in advance for its consent and address the matters of payment and guaranty of the debt under the Contract according to Party A’s requirements;

(13) In case Party B suffers business halts, bankruptcy, dissolution, closure of business, cancellation of business license, and revocation, the Contract is deemed to reach its expiration. Party B shall send a written notice to Party A within three days since the date of its occurrence and repay all principals and interests immediately;

(14) If any incident causes danger to Party B’s normal business or materially and adversely affect Party B’s ability to fulfill its payment obligation under the Contract, including but not limited to, material financial disputes, litigation, deterioration of financial situation, serious hardship of production and operation, dissolution, closure of business, cancellation of business license, and revocation, etc., Party B shall send a written notice to Party A within three days since the date of its occurrence and address the matters of payment and guaranty of the debt under the Contract according to Party A’s requirements;

(15) Ensure all Warrantors (if any) to work with Party A to sign Contracts of Warranty (if any) and go through relevant notarization and registration procedures;

(16) In case the Warrantors under the Contract suffers business halts, bankruptcy, dissolution, closure of business, cancellation of business license, revocation or similar situations, and partly or fully loses the warrant ability corresponding to this loan, Party B shall promptly provide Party A other warrant recognized by Party A;

(17) Party B, without any consent from Party A, shall not incur any kind of debt, investment or financing, including but not limited to, bank loan, trust loan, merger loan, setting property trust, setting special asset earning right, share or share beneficiary investment and financing, and other kinds of investment and financing activities;

(18) During the term of this Contract, Party B does not distribute dividends to shareholders;

(19) Party B shall take responsibility to Party A for the loss caused by breaching the Contract.

10.3 Representations and Warranties of Party B

Representations and warranties of Party B are as follows:

(1) It is a legally registered and validly existing business entity. Until the Issuance Date of Loan, it is in normal operation, and does not have any current or reasonably expected factor which may cause it to be unable to keep the normal operation during the loan term;

(2) It is its real intention to sign and perform the Contract. It has legally performed all necessary formalities for signing and performing the Contract. These conducts do not violate the certificate of incorporation or other organizational documents or any laws, regulations, charters and other regulatory documents, judgments, contracts, commitments, or arrangements. All the procedures to sign and fulfill the Contract have been legally performed and are legally effective;

(3) All the documents, materials, relevant financial statements and certificates provided to Party A for the loan under the Contract are true, correct, complete, legally valid, and do not have any misleading statements, false record or material omission;

(4) It does not conceal any past actions or actions that may happen which might prevent the issuance of the loan under the Contract, including but not limited to,

1) serious illegal actions, discipline incidents or material claims related to it or its person in charge;

3) any breach actions related to contracts with other creditors;

2) litigations, arbitrations and other disputes;

4) its debt and debt guarantees;

5) other situations that might influence its financial status or repayment ability.

(5) It allows Party A to investigate its credits from the credit data center approved and set up by People's Bank of China and its credit supervisor department or relevant agencies, agrees Party A to disclose its information to the credit data center approved and set up by People's Bank of China and its credit supervisor department, or reasonably use or disclose those credit information out of business needs;

(6) Any existing legal documents relevant to financing and/or guarantee (if any) do not include any terms that limit Party B’s refinancing or providing guarantee and do not affect Party B’s application of trust loan to Party A under the Contract.

Article 11 Responsibility of Default

11.1 Default Situations

(1) Party B shall take the responsibility of default by law if any situation as follow happens:

1) Fail to provide true, complete and valid financial, accounting, operation status and other materials; conceal information that may affect its ability to repay the loan;

2) Fail to use the loan for the purpose agreed in the Contract, refuse Party A’s or its authorized third party’s supervision over the usage of the loan;

3) Fail to pay interests or any term of interest under the Contract on schedule, or fail to pay other amount payable (if any);

4) Transfer assets or withdraw funds to evade debt;

5) Deterioration of operation and financial conditions, failure to pay off due debt, involvement in serious litigation, arbitration or other legal disputes or undertaking other debts happens and Party A believes it may affect or threaten its rights and benefits under the Contract;

6) During the duration of the Contract, conducting transactions such as contracting out business operation, lease, shareholding system transformation, joint venture, merger, acquisition, separation, increase and decrease of capital, alternation of stock rights, and other actions changing operating way or system which Party A believes may impact or have impacted Party A’s rights under the Contract;

7) Its other debts may or have affected the fulfillment of obligations to Party A;

8) Distribute dividend without any consent from Party A during the duration of the Contract;

9) Enter into legal proceedings of custody, taken over, consolidation, settlement, reorganization, bankruptcy, or dissolution, or being cancelled business license, or being ordered business closure, stop, revocation or dissolution;

10) If Party B and/or Warrantor has any situation that Party A believes material and disadvantageous, or violates any other project or contract with Party A or other financial institution, Party A has the right to adopt the remedies under Article 11.2 under this Contract. If the violation is serious, Party A has the right to terminate all projects cooperated with Party B;

11) Other breaches of the Contract or other circumstances that Party A believes may affect or threaten or have affected or threatened the realization of Party A’s rights and benefits under the Contract.

(2) If any following circumstances happens to the Pledgor that Party A believes may affect the warrant ability of the mortgagor (or the Pledgor) and requires the mortgagor (or the Pledgor) to remove the adverse implication caused by it, but the Pledgor and Party B do not cooperate, or Party B refuses to provide new warrant and/or other remedies approved by Party A, Party B is deemed to violate the contract :

1) Upon signing the Gold Pledge Agreement, the Pledgor concealed any situation that the rights associated with the pledge has been addressed, including but not limited to, that the pledge has been rented, sold, the beneficial rights, operation rights or other rights have been transferred by the Pledgor, the Pledgor/lessor has obtained long term rent in a lump-sum, or the Pledgor has already set up warrant, pledge and other rights;

2) The behavior of a third party resulted in the damage, lost, or devaluation of the pledge, and the Pledgor fails to address the damages under the mortgage agreement;

3) The Pledgor’s behavior will decrease the value of the pledge but refuses or fails to stop the action, restore its original situation or provide any warrant upon Party A’s request;

4) Without any written consent from Party A, the Pledgor gives, transfer, leases, repledges, transfer-pledges, moves the pledge, or addresses the pledge in any other way or sets up other rights on the pledge;

5) The Pledgor addresses the pledge with Party A’s consent, but fails to follow the Gold Pledge Agreement when handling the disposal price of the pledge;

6) The pledge is damaged, lost or its value is reduced which affects the repayment of the debt under the Contract, and the pledgor does not restore its value promptly, or provides other warrants recognized by Party A;

7) The Pledgor fails to transact notarization according to the Contract and the Gold Pledge Agreement;

8) Other breach scenarios under the Gold Pledge Agreement.

11.2 Default Remedies

Party A is entitled to take one or more of the following measures if and of the abovementioned defaults happen:

1) Stop issuing the rest of the loan that has not been issued yet;

2) Announce the payment is due immediately, collect in advance those loans issued, and require Party B to repay all the loan principals, interests and other payments under the Contract;

3) Charge Party B the liquidated damage which is 20% of the principal;

4) Exercise guarantee rights;

5) Terminate the Contract and other Contracts of Warranty (if needed);

6) Other measures provided by regulations, regulatory provisions and the Contract.

11.3 Special Agreement

Within 5 days since the Loan Trust is set up, if Party B fails to fulfill relevant borrowing obligations under this Contract without any reasons, it shall pay Party A liquidated damages of 3,000,000 Yuan and Party A has the right to terminate this Contract unilaterally.

Article 12 Amendment and Termination of Contract

Upon the effectiveness of the Contract, any party shall not alter or terminate the Contract unilaterally unless the Contract provides otherwise. Any amendments or alterations shall be agreed by both parties in a written agreement.

Article 13 Applicable Laws and Dispute Resolutions

13.1 Both parties shall solve disputes arising from the Contract or related to the Contract by negotiation or settlement. In case no settlement can be reached through negotiation, the parties shall submit the dispute to the people’s court with jurisdiction in the domicile of Party A. Unless otherwise specified in the judgment, the actual cost of the parties related to the suit (including but not limited to court fees and reasonable attorneys' fees) shall be borne by the losing party.

13.2 The agreement, interpretation, performance and dispute resolution under the Contract are subject to laws and regulations of People’s Republic of China.

13.3 During the period of dispute resolution, Party A and Party B shall still perform the terms without disputes under the Contract. No party could refuse to perform any of its obligations under the Contract.

Article 14 Notarization of Compulsory Execution

14.1 Party A and Party B confirm that, within three days of execution of the Contract, both parties will transact compulsory notarization of the Contract at Beijing Fangzheng Notary Office.

14.2 Party B hereby commits that if it fails to fulfill or incompletely fulfills any of its obligations under the Contract, it is willing to receive judiciary compulsory execution, without any judicial proceeding. Party A can directly apply for compulsory execution to people’s court with jurisdiction according to Article 238 of Civil Procedure. Party B waives right of defense for such application.

14.3 Party A and Party B confirm that both parties fully understand the meaning, content, procedure and effect of notarization of compulsory execution proscribed by relevant laws, regulations and regulatory documents.

14.4 If Party B fails to perform or inappropriately performs debt documents which has been notarized and have the compulsory execution effect, Party A can apply for issuance of compulsory execution document to the notary office. Party B shall cooperate with the notary office to complete the verification procedure. Party B commits to cooperate fully with the application by Party A (including but not limited to the verification procedure with the completion of the notary office). If Party B fails to fulfill such obligation timely, Party B hereby confirms: in the case of absence of Party B, after the notary, based on the notary application by Party A and its internal procedure, completes the verification process, it deems to finish the verification process. Party B fully recognizes its legal consequences.

14.5 This Article has priority to the Article 13.1. Party B shall bear the expense arising from application of compulsory notarization.

Article 15 Notification and Delivery

15.1 All the notifications, documents and materials sent or provided to each party because of execution of the Contract shall be delivered according to the contact in the cover page. If the contact information of one party changes, it shall notify the other party in writing (fax or express mail) within three workdays since the date of change. Otherwise, the notification from he party which does not change the contact information to the other party by fax or express mail according to the contact information in this Contract is deemed to be delivered.

15.2 Contact information of both parties:

Party A: China Minsheng Trust Co., Ltd.

Mailing Address: 19/F, Tower C, Minsheng Financial Center, No. 28, Jianguo Mennei Road, Dongcheng District, Beijing

Zip Code: 430023

Contact Person: You Li

Phone Number: 18627822266

Fax Number: 010-85259080

Email: liyou@msxt.com

Party B: Wuhan Kingold Jewelry Co., Ltd.

Mailing Address: Te 15, Huangpu Science & Technology Garden, Jiangan District

Zip Code: 430023

Contact Person: Qiao Hu

Phone Number: 113317109760

Fax Number: 027-65694977

Email: webmaster@kingold.com.cn

15.3 Notification is deemed to be delivered to the other party on the following date:

(1) Personal delivery: effectively delivered on the date when the designated person delivers it;

(2) Registered letter service: the third day after the mailing day (postmark as the proof) ;

(3) Fax: when the confirmation of successful delivery is created by the fax machine;

(4) Express mail service: the second day after postmark date;

(5) Email: date stated in the email system of successful delivery.

Article 16 Supplementary Provisions

16.1 Any amendment of the Contract as the attachment of the Contract has the equal legal effect with the Contract.

16.2 The Certificate of Indebtedness under the Contract and other relevant documents confirmed by both parties are indivisible component of the Contract.

16.3 Party B has read all the terms of this Contract. Per Party B’s requirements, Party A has explained the relevant provisions under this Contract. Party B has acknowledged and fully understood on the meaning of the Contract terms and the corresponding legal consequences.

16.4 In the course of performing this Contract, if Party A does not exercise or timely exercise any of its rights under this Contract, it shall not be deemed to have waived such rights, and it does not affect the exercise of Party A’s other rights and fulfillment of Party B’s obligations under this Contract. All waiver of rights shall be made in writing.

16.5 Representations and Warranties in the Contract are set out separately and independently. Except as otherwise expressly agreed in this Contract or the parties otherwise agreed in writing, they will not be restricted by other terms in the Contract that may contain contrary meanings. If a provision of this Contract or any part of a provision becomes invalid at present or in the future, this invalid provision or the invalid part of the terms of the Contract does not affect the other terms of the Contract or the validity of other content in the term.

16.6 The agreements in the Contract include Representations and Warranties specified in this Contract, and any violation of these Representations and Warranties are treated as breach of Contract.

16.7 Both parties shall ensure that the Contract is fully executed by conducting and signing any further actions, incidents, documents, so the expected purpose of this Contract could be fully achieved.

16.8 The titles in the Contract only serve as easy access to all the terms. Under no circumstances they shall be construed as an integral part of this Contract, or as limitation of its terms of indication.

16.9 The Contract is the complete document on the matters covered by it agreed by both parties. This Contract, together with any attachments to this Contract constitutes the entire agreement between the parties of this Contract. If any previously signed letter of intent, other legal documents or other written and oral agreements are inconsistent with this Contract, this Contract shall prevail.

16.10 The Contract is effective on the day when it is signed and stamped by the legal representative or an authorized representative of each party and shall terminate when all loan principals, interests, penalty interests, liquidated damages, damages compensation and all other sums due (if any) are paid off.

16.11 All nine copies of the original Contract has the same legal effect; three copies are possessed by Party A and three copies are possessed by Party B; the remaining copies are for handling enforcement of notarization, pledge registration procedures, etc.

Both parties have read all terms of the Contract and have completely understood the meaning of Contract terms and corresponding legal consequences. No party shall challenge any terms under the Contract on the any basis such as material misunderstanding or unconscionability.

(Signature page follows)

(This is the signature page of Trust Loan Contract of No. 2016-MSDY-47-2 and has no content of contract)

Party A: /s/ China Minsheng Trust Co., Ltd.

Legal Representative/Authorized Representative: /s/ Zhiqiang Lu

Party B: /s/ Kingold Jewelry Co., Ltd.

Legal Representative/Authorized Representative: /s/ Zhihong Jia

Contract signed on: September 17, 2016

Contract signed in: Dongcheng District of Beijing City